Exhibit 10.4

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (“Agreement”) is made effective as of the Date of Grant (as set forth on Schedule A) by and between Express Scripts, Inc., a Delaware corporation (together with its Affiliates (as defined in the Plan), the “Company”), and ________________ (“Grantee”).  Capitalized terms used and not otherwise defined herein shall have the meaning given to them in the Plan (as defined herein).

WHEREAS, the Board of Directors of the Company (the “Board”) has adopted, and the stockholders of the Company have approved, the Express Scripts, Inc. 2000 Long-Term Incentive Plan (the “Plan”), which governs the terms pursuant to which restricted stock units and certain other stock-based awards may be granted to key personnel of the Company; and

WHEREAS, the Board, acting through its Committee appointed to administer the Plan (the “Committee”), believes it is in the best interest of the Company to create an incentive for Grantee to remain in the employ of the Company and to work to achieve the Company’s strategic objectives; and

WHEREAS, subject to the terms described herein, the Company desires to grant to Grantee the right to receive in the future a certain number of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”).

NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

l.            Grant of Restricted Stock Unit Award.  Pursuant to action of the Board and/or the Committee, the Company hereby grants to Grantee an award (the “Award”) of the number of Restricted Stock Units as set forth on Schedule A.  Each Restricted Stock Unit shall entitle Grantee to receive one share of Common Stock upon vesting in the future in accordance with, and subject to, the terms and conditions described herein.

2.           Vesting and Forfeiture.

(a)           Time Vesting.  The Restricted Stock Units shall vest in one or more installments in accordance with the Vesting Schedule as set forth on Schedule A, with the vesting of each installment subject to the Grantee’s continued employment with the Company through the applicable vesting date.

(b)           Accelerated Vesting.  Any Restricted Stock Units which have not yet vested under subparagraph (a) above shall, upon the occurrence of a Change in Control or the termination of the Grantee’s employment with the Company, vest or be forfeited in accordance with the provisions of the Plan and the terms of this Agreement (including any terms incorporated herein under Paragraph 10 below).  For the purposes of determining vesting and/or forfeiture under the Plan, Restricted Stock Units shall be treated in the same manner as Restricted Stock under the Plan.  In the event of any conflict between the terms of the Plan and the terms of this Agreement (including any terms incorporated herein under Paragraph 10 below) regarding the vesting of Restricted Stock Units the terms and provisions of this Agreement shall govern.

(c)           Forfeiture of Restricted Stock Units. If Grantee’s employment with the Company terminates for any reason, Grantee shall forfeit all rights with respect to any portion of the Award (and the underlying shares of Common Stock) that has not yet vested as of the effective date of the termination, except to the extent such Award vests upon such termination under subparagraph (b) above.

3.           Issuance of Common Stock upon Vesting.  In accordance with the Vesting Schedule and subject to all the terms and conditions set forth in this Agreement, the Plan and any Employment Agreement, the Company shall issue and deliver to Grantee the number of shares of Common Stock equal to the number of vested Restricted Stock Units (subject to any reductions for tax withholding or otherwise to the extent permitted under Plan, this Agreement or any Employment Agreement).  The Company may, in its sole discretion, deliver such shares of Common Stock (a) by issuing Grantee a certificate of Common Stock representing the appropriate number of shares, (b) through electronic delivery to a brokerage or similar securities-holding account in the name of Grantee, or (c) through such other commercially reasonable means available for the delivery of securities.

4.           Incorporation of the Plan by Reference.  The Award of Restricted Stock Units pursuant to this Agreement is granted under, and expressly subject to, the terms and provisions of the Plan, which terms and provisions are incorporated herein by reference.  Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

5.           Ownership Rights.  The Restricted Stock Units do not represent a current interest in any shares of Common Stock.  Grantee shall have no voting or other ownership rights in the Company arising from the Award of Restricted Stock Units under this Agreement.  Notwithstanding the foregoing, unless otherwise determined by the Committee or the Board, and to the extent permitted by the Plan, Grantee shall participate in any cash dividend declared by the Board applicable to shares of Common Stock, which shall entitle Grantee to receive a cash payment for each Restricted Stock Unit in an amount that would otherwise be payable as dividends with respect to an equal number of shares of Common Stock.

6.           Committee Discretion.  This Award has been made pursuant to a determination made by the Committee.  Notwithstanding anything to the contrary herein, the Committee shall have plenary authority to: (a) interpret any provision of this Agreement; (b) make any determinations necessary or advisable for the administration of this Agreement; (c) make adjustments as it deems appropriate to the aggregate number and type of securities available under this Agreement to appropriately adjust for, and give effect to, any Fundamental Change, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock combination, rights offering, spin-off or other relevant change in each case according to the power given to the Committee under the terms of the Plan; and (d) otherwise modify or amend any provision hereof in any manner that does not materially and adversely affect any right granted to Grantee by the express terms hereof, unless required as a matter of law.

7.           Tax Withholding.  The Company shall be entitled to withhold from Grantee’s compensation any required taxes, including social security and Medicare taxes, and federal, state and local income tax, with respect to the income arising from the vesting of any Restricted Stock Units under this Agreement.  The Company shall have the right to require the payment of any such taxes before delivering any shares of Common Stock upon the vesting of any Restricted Stock Unit.  Alternatively, in lieu of such withholding, Grantee shall be entitled to cover Grantee’s required minimum statutory withholding taxes arising from the vesting of any Restricted Stock Units under this Agreement through a reduction of the number of shares of Common Stock issued and delivered to Grantee.

8.           Electronic Delivery.  The Company may choose to deliver certain statutory materials relating to the Plan in electronic form.  Without limiting the foregoing, by accepting this Award, Grantee hereby agrees that the Company may deliver the Plan prospectus and the Company’s annual report to Grantee in an electronic format.  If at any time Grantee would prefer to receive paper copies of any document delivered in electronic form, the Company will provide such paper copies upon written request to the Investor Relations department of the Company.

9.           No Right to Continued Employment.  Nothing in this Agreement shall be deemed to create any limitation or restriction on such rights as the Company otherwise would have to terminate the employment of Grantee at any time for any reason.

10.         Entire Agreement.  This Agreement and the Plan contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations between the parties except to the extent that the vesting and/or forfeiture of this Award of Restricted Stock Units is addressed by any employment agreement between the Company and Grantee, in which instance the relevant terms of such employment agreement shall be incorporated herein and deemed to be a part of this Agreement.

11.         Governing Law.  To the extent federal law does not otherwise control, this Agreement shall be governed by the laws of Delaware, without giving effect to principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf and Grantee has signed this Agreement to evidence his or her acceptance of the terms hereof, all as of the Date of Grant.

Express Scripts, Inc.	Grantee

By:	Signature:
Name:	Print Name:
Title:

SCHEDULE A

•	Date of Grant: ___________, 20___

•	Number of Restricted Stock Units:

•	Vesting Schedule:

➢	One-third (1/3) of the Restricted Stock Units shall vest on February 28, 20___;
➢	One-third (1/3) of the Restricted Stock Units shall vest on February 28, 20___;
➢	One-third (1/3) of the Restricted Stock Units shall vest on February 28, 20___.